SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     September 30, 1999


                            HEMAGEN DIAGNOSTICS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                      1-11700                     04-2869857
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(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)           File Number)                 Identification
No.)

34-40 Bear Hill Road, Waltham, Massachusetts                            02451
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 (Address of principal executive offices)                              Zip Code


Registrant's telephone number, including area code  (781) 890-3766



         (Former name or former address, if changed since last report.)

Item 1.  Changes in Control of Registrant.

     (a) and (b) William P. Hales, Redwood Holdings, Inc. and certain of its employees, namely, Jerry L. Ruyan, Thomas A. Donelan and Christopher P. Hendy (Hales and the employees of Redwood Holdings, Inc. are collectively referred to sometimes hereafter as the "Redwood Nominees") solicited written consents from shareholders of Hemagen seeking several changes to its Bylaws, the removal of its directors and the election of the Redwood Nominees. The solicitation commenced July 20, 1999 and was opposed by Hemagen. Following the delivery of consents by the Redwood Nominees and their initiation of litigation, the matter was settled pursuant to a Settlement Agreement entered into September 30, 1999.

     The following items were included in the Settlement Agreement:

     1. Four of Hemagen's six directors, namely, Carl Franzblau, Lawrence Gilbert, Charles W. Smith and Paul N. Fruitt, resigned and were replaced by Jerry L. Ruyan, William P. Hales, Thomas A. Donelan and Christopher P. Hendy. The new Board of Directors then elected Jerry L. Ruyan as Chairman and CEO and William P. Hales as President.

     2. The following individuals sold the shares of Common Stock of Hemagen set forth opposite their names for $1.125 per share cash.

                                                      Number of
              Name                                      Shares
         ------------------                           ----------
         Carl Franzblau                                 334,510
         Myrna Franzblau                                314,511
         William Franzblau                               64,390
         Scott Weiss and/or
         Rachel Weiss                                    64,390

     Those shares were purchased by the following persons, utilizing personal funds, to the extent set forth opposite their names:

          Jerry L. Ruyan                                387,801
          William P. Hales                              250,000
          Christopher P. Hendy                           70,000
          Thomas A. Donelan                              70,000

     3. Pursuant to shareholder authorization received during the consent solicitation, the newly constituted Board of Directors awarded options to purchase Hemagen Common Stock at an exercise price of $1.36 per share, expiring September 30, 2009 and becoming exercisable upon the earlier to occur of 18 months after September 30, 1999 or that time when the price of Hemagen's Common Stock trades above $5 per share for 20 consecutive days or until there is a change in control of the Corporation with the grant of options being to:

              Name                                   Number of Shares
        ----------------------                       -----------------
        Redwood Holdings, Inc.                           866,007
        William P. Hales                                 866,007

     Redwood Holdings, Inc. is a 100% owned subsidiary of an employee stock ownership plan, the beneficial owners of which are Jerry L. Ruyan - 49.9%, Thomas A. Donelan - 24.9% and Christopher P. Hendy - 24.9%.

     Together with Common Stock and Common Stock Purchase Warrants owned prior to September 30, 1999, these transactions, treating the options as exercisable, result in the Redwood Nominees beneficially owning approximately 27.9% of Hemagen's outstanding Common Stock on a fully-diluted basis. The sellers of the stock named above may be deemed to have been in control of Hemagen prior to the transaction of September 30, 1999 which changed control of Hemagen to the Redwood Nominees.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

                  10       Settlement Agreement dated September 30, 1999


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HEMAGEN DIAGNOSTICS, INC..



Date:  October 7, 1999                      By:       /s/Jerry L. Ruyan
                                               ---------------------------------
                                                     Jerry L. Ruyan
                                                     Chief Executive Officer